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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 30, 2006
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                         WATTS WATER TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                 001-11499                04-2916536
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(State or Other Jurisdiction      (Commission              (IRS Employer
      of Incorporation)           File Number)           Identification No.)

             815 Chestnut Street, North Andover, Massachusetts 01845
               (Address of Principal Executive Offices) (Zip Code)

                                 (978) 688-1811
              (Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Watts Water Technologies, Inc. (the "Registrant") and Robert L. Ayers entered into an indemnification agreement dated as of October 30, 2006.

The indemnification agreement entered into between the Registrant and Mr. Ayers is the Registrant's standard form of indemnification agreement, a copy of which was filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 2, 2006. The indemnification agreement provides indemnity, including the advancement of expenses, to the directors and certain officers of the Registrant against liabilities incurred in the performance of their duties to the fullest extent permitted by the General Corporation Law of the State of Delaware. The disclosure contained in Item 5.02 below is incorporated by reference.

Item 2.02. Results of Operations and Financial Condition.

On October 31, 2006, the Registrant announced its financial results for the fiscal quarter ended October 1, 2006. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 30, 2006, the Board of Directors of the Registrant elected Robert L. Ayers to serve as a member of the Registrant's Board of Directors. Mr. Ayers was also elected by the Board to serve as a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors.

Mr. Ayers, age 61, was Senior Vice President of ITT Industries and President of ITT Industries' Fluid Technology from October 1999 until September 2005. Mr. Ayers continued to be actively employed by ITT Industries from September 2005 until September 2006, during which time he focused on special projects for the company. ITT Industries' Fluid Technology is engaged in the design, development, production, sale, and after-sale support of a broad range of pumps, mixers, controls and treatment systems for municipal, industrial, residential, agricultural and commercial applications. Mr. Ayers originally joined ITT Industries in 1998 as President of ITT Industries' Industrial Pump Group. Before joining ITT Industries, Mr. Ayers was President of Sulzer Industrial USA and Chief Executive Officer of Sulzer Bingham, a pump manufacturer in Portland, Oregon. Prior to that, he was President and Chief Executive Officer of the U.S. subsidiaries of Lanzagorta International and director of marketing and new business development at FMC Corporation's Petroleum Equipment Group. From 1979 to 1985, Mr. Ayers was General Manager, Products, Sales and Engineering for National Supply (Drilling Equipment Division). From 1973 to 1979, Mr. Ayers held several management positions with Armco Inc. in Venezuela and Mexico, including Area Manager, Latin America. Mr. Ayers served as a Lieutenant in the U.S. Army from 1969 to 1971, including service in Vietnam. From 1999 to 2000, Mr. Ayers served as Chairman of The Hydraulic Institute, North America's leading fluid industry association. Mr. Ayers is a member of the Swedish-American Chamber of Commerce and holds chair 114 in the International Water Academy. Mr. Ayers holds an M.B.A. from Old Dominion University and a B.S.E.E. from The Virginia Military Institute.

The Registrant and Mr. Ayers entered into the Registrant's standard form of indemnification agreement, which was filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 2, 2006. The indemnification agreement provides indemnity, including the advancement of expenses, to the directors and certain officers of the Registrant against liabilities incurred in the performance of their duties to the fullest extent permitted by the General Corporation Law of the State of Delaware.

For 2006, Mr. Ayers will receive a cash retainer for the fourth quarter equal to $7,500 and will receive the standard compensation for all regular board and committee meetings attended in person. Mr. Ayers will also receive a grant of restricted stock under the Registrant's 2004 Stock Incentive Plan with a fair market value equal to $30,000 based on the last sale price per share of the Registrant's Class A Common Stock on the New York Stock Exchange on the third business day after the date that the Registrant releases its third quarter earnings for fiscal 2006 to the public, which shares shall vest in three equal annual installments beginning one year from the date of grant.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being furnished herewith:

Exhibit No.          Title
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    99.1          Press release dated October 31, 2006
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 31, 2006                      WATTS WATER TECHNOLOGIES, INC.

                                            By: /s/ William C. McCartney
                                                -------------------------------
                                                William C. McCartney
                                                Chief Financial Officer
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                                  EXHIBIT INDEX

Exhibit No.          Title
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99.1              Press release dated October 31, 2006